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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 2000 relating to the financial statements which appear in the 1999 Annual Report to Shareholders of Callaway Golf Company, which is incorporated by reference in Callaway Golf Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 26, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP
 PricewaterhouseCoopers LLP

San Diego, California
December 14, 2000

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CONSENT OF INDEPENDENT ACCOUNTANTS